UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2006

PLUG POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27527	22-3672377
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

968 Albany Shaker Road, Latham, New York 12110

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (518) 782-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Summary

Plug Power Inc. (the “Company”) has restructured its relationship with GE MicroGen, Inc. (“GE MicroGen”) a wholly owned subsidiary of General Electric Company (“GE”) that operates within the GE Energy (formerly known as GE Power Systems) business by entering into a development collaboration agreement and terminating its existing distribution joint venture. This new agreement supports a broad range of collaborative development opportunities, as well as the Company’s testing and evaluation of GE component fuel cell technologies. The companies are also expected to continue their mutual cooperation around global market opportunities, and to continue providing the Company with access to GE’s broad capabilities and resources.

Concurrent with the execution of the development collaboration agreement, the Company and GE are terminating their joint venture, GE Fuel Cell Systems (“GEFCS”), and the associated distributor and other agreements. The Company and GE agreed that GEFCS was not an effective entity for marketing the Company’s products. Accordingly, the exclusive product distribution and service rights that had been granted by the Company to GEFCS will now revert back to the Company and, in the case of certain products, the Company will no longer be required to pay commissions to GE on third-party sales. The Company may now freely sell its products to the partners and customers it determines are most effective in executing its business plan, with no further obligations to GE. Following is further information related to the agreements being terminated.

Background

In February 1999, the Company and GE MicroGen formed GE Fuel Cell Systems, LLC (“GEFCS”), to exclusively market, sell, install and service the Company’s stationary PEM fuel cell systems on a global basis, with the exception of the states of Illinois, Indiana, Michigan and Ohio, in which DTE Energy Technologies, Inc. had exclusive distribution rights. Beginning in February 1999, the Company, GE and GE MicroGen entered into a number of agreements relating to the formation and operation of GEFCS, including the following:

•	Amended and Restated Limited Liability Company Agreement of GEFCS dated August 21, 2001, between GE MicroGen and the Company;

•	Side Letter, dated August 21, 2001, to Amended and Restated Limited Liability Company Agreement of GEFCS between GE MicroGen and the Company;

•	Amended and Restated Distributor Agreement, dated as of August 21, 2001, between GEFCS and the Company, as amended;

•	Trademark and Trade Name Agreement, dated as of February 2, 1999, between GE and GEFCS; and

•	Trademark Agreement, dated as of February 2, 1999, between the Company and GEFCS.

Under the terms of these agreements, the Company granted GEFCS exclusive, worldwide (except for the states mentioned above) rights to market, sell, distribute, install and service the Company’s stationary PEM fuel cell systems until December 31, 2014. These agreements permitted the Company to sell systems directly to governmental and quasi-governmental entities and, under certain circumstances, to other customers. These agreements were later amended to provide the Company with the ability to sell directly to, or negotiate nonexclusive distribution rights with, third parties for the Company’s GenCore backup power product line, GenSys Telecom continuous power product line, and its GenSite hydrogen generation product line. In consideration for such ability to sell to third parties, the Company was required to pay a commission, based on the sales price of these products, to GE MicroGen at a specified rate and schedule.

Under these agreements, the Company served as GEFCS’s exclusive supplier of PEM fuel cell systems and related components meeting the specifications set forth in the distributor agreement, and GE agreed that its GE Energy business would not to sell such PEM fuel cell systems and related components in the territory in which GEFCS had exclusive distribution rights.

GE MicroGen had a 60 percent ownership interest and the Company had a 40 percent ownership interest in GEFCS.

On March 24, 2006, the Company, GE MicroGen, GE and GEFCS mutually agreed to terminate each of the agreements described above and to dissolve GEFCS. The Company and GE agreed that GEFCS was not an effective entity for marketing Plug Power’s products, and that Plug Power’s products were not addressing the markets in which GE had a particular interest. This determination was based, in part, on the modest number of systems sold by GEFCS since its formation in February 1999 and on the evolution of the Company’s product development plan to focus first on backup power products and remote power applications, with grid-connected residential applications, the primary market of interest to GE, to be developed further in the future. Accordingly, the Company, GE MicroGen and GE mutually determined that it would be beneficial to terminate these agreements and this aspect of GE’s relationship with the Company. As a result of the termination, the Company is no longer required to pay GE commissions on sales of its GenCore backup power product line, GenSys Telecom product line, and its GenSite hydrogen generation product line, and the Company is now free to directly engage distributors and customers in the territory previously restricted by GEFCS’s exclusive rights for such products.

In addition to the distributor relationship described above, the Company had a separate relationship with GE relating to technology development (the “Service Agreements”). The relationship has been defined in the following agreements:

•	Agreement, dated as of August 27, 1999, by the Company, GE MicroGen, GE and GEFCS; and

•	Services Agreement, dated March 17, 2000, between the Company and GE, as amended.

Under these agreements, the Company agreed to source technical support services from GE, including engineering, testing, manufacturing and quality control services. The Company was committed to purchase a minimum of $12.0 million of such services through September 2006. To date, the Company has purchased approximately $10.5 million of such services. Additionally, GE agreed to act as our agent in procuring certain equipment, parts and components and is providing training services to our employees regarding procurement activities pursuant to this agreement.

In addition to the distributor relationship and the technical support services relationships described above, the Company had a separate relationship with GE relating to GE’s equity interest in the Company (the “Equity Agreements”). The relationship was defined in part in the following agreements:

•	Registration Rights Agreement dated November 3, 1999, between the Company and GE Power Systems Equities, Inc.; and

•	Option Agreement dated August 21, 2001 from the Company to GE Power Systems Equities, Inc.

On March 24, 2006, the Company, GE MicroGen and GE agreed to restructure the service and equity relationships by terminating the Service Agreements and Equity Agreements described above, and the Company and GE (acting through its Global Research unit) have entered into a new development collaboration agreement under which the Company and GE have agreed to collaborate on programs including but not limited to development of tools, materials and components that can be applied to various types of fuel cell products. The specific programs to be undertaken under the agreement, and the detailed terms and conditions thereof, remain subject to agreement by both parties. It is anticipated that such programs could also include continued collaboration on sales and marketing opportunities for the Company’s products between the Company and GE. Under the terms of the new development collaboration agreement, the Company is obligated to purchase $1 million of services from GE in connection with this collaboration prior to December 31, 2008. The development collaboration agreement is scheduled to terminate on the earlier of December 31, 2014 or sooner subject to completion of a certain level of program activity.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 23, 2006, Richard R. Stewart notified the Company that he was resigning as a director of the Company effective as of March 24, 2006. Mr. Stewart’s decision to resign is the result of GE policy and he had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2006

PLUG POWER INC.

By:	/S/ DAVID A. NEUMANN

David A. Neumann

Chief Financial Officer